Report of Independent Registered Public Accounting Firm

To the Board of Directors
Royalite Petroleum Corp
Henderson, Nevada

We have reviewed the accompanying consolidated balance sheet of Royalite Petroleum Corp (an exploration stage company) as of January 31, 2007 and the related statements of operations, stockholders' equity/(deficit), and cash flows for the nine months then ended, and for the period December 2, 2005 (date of inception) to January 31, 2007. These interim financial statements are the responsibility of the management of Royalite Petroleum Corp.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sarna & Company

Sarna & Company,
Certified Public Accountants
Westlake Village, California
May 21, 2007

ROYALITE PETROLEUM CORP
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
(Unaudited)

As of
January 31, 2007

ASSETS

Current assets
Cash and cash equivalents	$-
Prepaid expense	33,500
Total current assets	33,500

Property and equipment, net (Note 3)	14,725
License rights, net (Note 4)	2,849
Unproven oil and gas properties, full cost method (Note 5)	2,047,631
Deposits	3,500

Total assets	$2,102,205

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$104,306
Bank overdraft	17,478
Loans payable- non related parties (Note 6)	2,180,000
Total current liabilities	2,301,784

Total liabilities	2,301,784

Commitments and contingencies (Note 8)

Stockholders' deficit (Note 7)
Common stock, $0.001 par value; 200,000,000 shares
authorized, 24,960,667 shares issued and outstanding	24,961
Additional paid-in capital	764,239
Accumulated deficit during development stage	(988,779)
Total stockholders' deficit	(199,579)

Total liabilities and stockholders' deficit	$2,102,205

See Accompanying Notes to Financial Statements

ROYALITE PETROLEUM CORP
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
(Unaudited)

		For the Period		For the Period
		December 2, 2005		December 2, 2005
	For the Three	(Date of Inception)	For the Nine	(Date of Inception)
	Months Ended	Through	Months Ended	Through
	January 31, 2007	January 31, 2006	January 31, 2007	January 31, 2007

Revenue	$-	$-	$-	$-

Operating expenses
Oil and gas exploration expenses	71,684	500	189,434	223,524
General and administrative	240,263	6,615	601,296	763,278
Depreciation and amortization (Note 3 and 4)	893	-	1,964	1,977

Total operating expenses	312,840	7,115	792,694	988,779

Loss from operations before provision for income taxes	(312,840)	(7,115)	(792,694)	(988,779)

Income tax benefit	-	-	-	-

Net loss	$(312,840)	$(7,115)	$(792,694)	$(988,779)

Loss per common share - basic and diluted:
Net loss	$(0.01)	$(1.19)	$(0.03)	$(0.04)

Weighted average common shares outstanding -
Basic and diluted	24,960,667	6,000	24,960,667	24,426,809

See Accompanying Notes to Financial Statements

ROYALITE PETROLEUM CORP
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
(Unaudited)

				Accumulated
				Deficit During	Total
	Common Stock		Additional	Development	Stockholders'
	Shares	Amount	Paid-in Capital	Stage	Equity

Balance, December 2, 2005	-	$-	$-	$-	$-

Issuance of common stock for cash,
$0.001 per share	18,000,000	18,000	-	-	18,000

Issuance of common stock for cash,
Reg. S - Private Placement,
$0.10 per share	2,000,000	2,000	198,000	-	200,000

Issuance of common stock for cash,
Reg. D - Private Placement,
$0.10 per share	100,000	100	9,900	-	10,000

Issuance of common stock for cash,
Reg. S - Private Placement,
$0.30 per share	1,860,667	1,861	556,339	-	558,200

Issuance of common stock for
licensing rights	3,000,000	3,000	-	-	3,000

Net loss	-	-	-	(196,085)	(196,085)

Balance, April 30, 2006	24,960,667	24,961	764,239	(196,085)	593,115

Net loss	-	-	-	(792,694)	(792,694)

Balance, January 31, 2007	24,960,667	$24,961	$764,239	$(988,779)	$(199,579)

See Accompanying Notes to Financial Statements

ROYALITE PETROLEUM CORP
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
(Unaudited)

		For the Period	For the Period
		December 2, 2005	December 2, 2005
	For the Nine	(Date of Inception)	(Date of Inception)
	Months Ended	Through	Through
	January 31, 2007	January 31, 2006	January 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(792,694)	$(7,115)	$(988,779)
Adjustments to reconcile loss from operating
to net cash used in operating activities:
Depreciation and amortization	1,964	-	1,977
Changes in operating assets and liabilities:
Prepaid expenses	(33,500)	-	(33,500)
Refundable deposits		-	(3,500)
Accounts payable and accrued liabilities	78,881	-	104,306

Net cash used in operating activities	(745,349)	(7,115)	(919,496)

CASH FLOW FROM INVESTING ACTIVITIES
Cash paid on unproven oil leases	(1,759,121)	-	(2,047,631)
Purchase of fixed assets	(13,051)	-	(16,551)

Net cash used in investing activities	(1,772,172)	-	(2,064,182)

CASH FLOW FROM FINANCING ACTIVITIES
Payment on notes payable	(98,294)	-	(98,294)
Proceeds from stock issuance	-	6,000	786,200
Proceeds from borrowings from related party	-	-	98,294
Proceeds from borrowings on loan payable	2,180,000	1,395	2,180,000

Net cash provided by financing activities	2,081,706	7,395	2,966,200

NET CHANGE IN CASH	(435,815)	280	(17,478)

CASH AT BEGINNING OF YEAR	418,337	-	-

CASH AT END OF PERIOD	$(17,478)	$280	$(17,478)

SUPPLEMENTAL INFORMATION

Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

See Accompanying Notes to Financial Statements

ROYALITE PETROLEUM CORP
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1.	BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the audited financial statements for the year ended April 30, 2006 of Royalite Petroleum Corp (the "Company").

The interim financial statements present the balance sheet, statements of operations and cash flows of the Company. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of January 31, 2007 and the results of operations and cash flows presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	GOING CONCERN

The Company incurred cumulative net losses of approximately $988,779 from operations as of January 31, 2007 and is still in the exploration stage, raising substantial doubt about the Company’s ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

As of
January 31, 2007
Computers and equipment	$3,500

Support equipment	13,052

Less: Accumulated	(1,826)
depreciation

$14,726

ROYALITE PETROLEUM CORP
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

4.	LICENSE RIGHTS

License rights consist of the following:

As of
January 31, 2007
Licensing rights	$3,000

Less: Accumulated	(151)
amortization

$2,849

5.	ACQUISITION OF PROPERTIES

On March 3, 2006 the Company acquired oil and gas leases from the Bureau of Land Management (BLM) representing a 100% working interest in 6 parcels totaling 10,127 acres situated in the Piute and Sanpete Counties of Utah. The Company has paid the BLM a total of $288,510 for the lease acquisition costs.

On July 25, 2006 the Company acquired an oil and gas lease from a private land owner representing a 100% working interest in approximately 1,326 acres in Piute County, Utah. The lease continues for 5 years with an option to extend the lease for another 5 years at 150% of the original payment. The contract includes royalties of 1/8th of the gross oil production proceeds from any well on the property each year, payable monthly. The Company paid the private land owner $12,030 for the lease acquisition costs.

On August 15, 2006 the Company acquired oil and gas leases from the BLM representing a 100% working interest in 17 parcels totaling 19,913 acres situated in the Piute, Sanpete and Wayne Counties of Utah. The Company paid the BLM a total of $1,060,515 for the lease acquisition costs.

On September 1, 2006 the Company acquired oil and gas leases from the State of Utah representing a 100% working interest in 8 parcels totaling 3,094 acres situated in Piute County, Utah. The Company paid the State of Utah a total of $180,157 for the lease acquisition costs.

From October 1, 2006 to January 31, 2006, the Company executed 36 oil and gas leases with private land owners, representing a 100% working interest in approximately 9,609 acres situated in the Piute, Garfield, and Iron Counties of Utah. The Company paid the private land owners $134,857 for the lease acquisition costs.

6.	LOANS PAYABLE – NON RELATED PARTIES

Loans payable – non related parties consists of the following:

As of
January 31, 2007
Loan payable to Worldbid Corporation,
bearing no interest, unsecured and due on	$2,180,000
demand
$2,180,000

ROYALITE PETROLEUM CORP
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

7.	STOCKHOLDERS’ EQUITY

As of January 31, 2007, there were 24,960,667 shares of common stock outstanding, consisting of the following:

	a)	On February 8, 2006, the Company issued 18,000,000 shares of common stock to five individuals for cash at $0.001 per share.

	b)	On February 8, 2006, the Company issued 3,000,000 shares of common stock for licensing rights at $0.001 per share.

	c)	On March 2, 2006, the Company issued 2,000,000 shares of common stock to seven individuals for cash at $0.10 per share.

	d)	On March 3, 2006, the Company issued 100,000 shares of common stock to an individual for cash at $0.10 per share.

	e)	On April 30, 2006, the Company issued 1,860,667 shares of common stock to 24 individuals for cash at $0.30 per share.

8.	COMMITMENTS AND CONTINGENCIES

Lease obligations – The Company has operating leases for its offices. Future minimum lease payments under the operating leases for the facilities as of January 31, 2007 are as follows:

Fiscal year 2007	$7,000

Rental expense, resulting from operating lease agreements, approximated $31,500 for the nine months ended January 31, 2007.

9.	SUBSEQUENT EVENTS

Effective February 28, 2007, Worldbid Corporation (Worldbid) completed the acquisition of the Company. The acquisition of the Company was completed by way of a "triangular merger" pursuant to the provisions of the Amended and Restated Agreement and Plan of Merger (First Merger Agreement) among the Company, Worldbid and Worldbid’s wholly owned subsidiary, Royalite Acquisition Corp. (Worldbid Sub). Under the terms of the First Merger Agreement, the Company was merged with and into Worldbid Sub, with Worldbid Sub continuing as the surviving corporation (First Merger). Immediately following the completion of the First Merger, Worldbid completed a second merger whereby Worldbid Sub was merged with and into Worldbid, with Worldbid continuing as the surviving corporation (Second Merger).

Under the terms and conditions of the First Merger Agreement each share of the Company’s issued and outstanding common stock, immediately prior to the completion of the First Merger, was converted into one share of Worldbid’s common stock. As a result, Worldbid issued a total of 24,960,667 shares or approximately 67% of its issued and outstanding common stock to the former shareholders of the Company,

As a result of the completion of the First Merger and the Second Merger, Worldbid acquired all the property and assets of the Company, including the rights to oil and gas leases on approximately 67,000 acres of land along the Utah Hingeline Trend of south-central Utah and a 2.5% royalty interest in all of the oil and gas produced, sold or used off of 285 acres of land, also located along the Utah Hingeline Trend. In addition to

ROYALITE PETROLEUM CORP
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

acquiring all of the Company’s property and assets, Worldbid assumed all of the Company’s debts and liabilities.

As part of the Second Merger, Worldbid changed its name to Royalite Petroleum Company Inc. Effective March 5, 2007, Royalite Petroleum Company Inc. changed it’s trading symbol on the OTC Bulletin Board from “WBDC” to “RYPE.”

Between February 1, 2007 and May 15, 2007, the Company executed 28 oil and gas leases with private land owners, representing a 100% working interest in approximately 3,872 acres situated in the Piute, Garfield, and Iron Counties of Utah. The company paid the private land owners $24,304 for the lease acquisition costs.

Lease terms are for 5 years, with an option to extend for an additional 5 years. There are no future payment obligations on the leases.